EXHIBIT 99.1

Qumu Announces Second Quarter 2020 Financial Results
Company Affirms 74% Revenue Increase in Second Quarter to Record $9.3 Million; Strong Demand Continues to Expand Sales Pipeline

Minneapolis, MN – July 28, 2020 – Qumu Corporation (Nasdaq: QUMU), the leading provider of best-in-class video technology for the enterprise, today reported financial results for the second quarter ended June 30, 2020.

Q2 2020 Financial Highlights

•	Revenue increased 74% year-over-year to a quarterly record $9.3 million, Qumu's highest for a second quarter period as a video technology solutions company

•	Net loss was $(692,000) and adjusted EBITDA, a non-GAAP measure, totaled $809,000

•	Customer retention was 90% for the second quarter 2020

•	Cash and cash equivalents totaled $9.9 million

•	Management reaffirms its 2020 revenue outlook of $29 million, representing 14% year-over-year growth and an increase from previous revenue outlook of $28 million provided on May 5, 2020

Management Commentary
“Our financial outperformance in the second quarter was the direct result of the swelling demand for Qumu’s best-in-class software platform in the now largely remote-work environment," said Qumu Chairman Neil E. Cox. “We believe the COVID-19 pandemic has catalyzed a fundamental shift in enterprise video usage, driving organizations globally to rapidly adopt and expand their use of video for both business continuity and effective internal communications in the ‘new normal’ business landscape. Qumu’s technology forms the critical infrastructure that enables Global 2000 enterprises to securely create, manage and deliver live and on demand video across any organization at scale.”

TJ Kennedy, Qumu President and CEO commented: “The global pandemic has positioned Qumu as an even more essential part of our customers’ businesses, fueling an exponential increase in usage of our platform over the last several months. One illustrative example of this paradigm shift is the large expansion order we received at the end of Q1 from one our financial institutions customers that multiplied from 3,000 to 50,000 users in just a matter of days. This win, while notable in its own right, is indicative of an overall surge we’re experiencing across our customer base, where usage is running at orders of magnitude above base levels, and which we expect will ultimately translate to real revenue growth in the coming quarters.

“As customers and prospects first solved their immediate video and collaboration needs in the wake of the pandemic, we’ve seen a material increase in demand from both constituencies for Qumu’s back end video infrastructure platform to help them securely manage and deliver their outgrown video needs. We are seeing this increased demand drive a record sales pipeline for our Company that we are actively and efficiently working to monetize over the coming quarters.”

Second Quarter 2020 Financial Results
Revenue increased 74% to $9.3 million in the second quarter 2020 from $5.4 million in the second quarter 2019. The increase in revenue was primarily due to a large customer order received at the end of the first quarter 2020, which the customer identified as specifically driven by COVID-19. A significant portion of the revenue from that customer order was recognized in the second quarter 2020, with incremental revenue to be recognized in the third and fourth quarter of 2020.

Subscription, maintenance and support revenue increased 12% to $4.7 million in the second quarter 2020 from $4.2 million in the second quarter 2019, which was driven by revenue related to the large customer order received at the end of the first quarter 2020 previously mentioned.

Gross margin for the second quarter 2020 was 68.5% compared to 70.9% for the second quarter 2019. The gross margin percentage decrease was primarily due to a higher mix of appliance revenue, which generally carries lower margins compared to term license revenue. The higher mix of appliance revenue was driven by the on-premise expansion component of the large customer order.

Net loss for the second quarter 2020 was $(692,000), or $(0.05) loss per basic share and $(0.06) loss per diluted share, an improvement compared to $(3.6) million, or $(0.37) loss per basic and diluted share, for the second quarter 2019. Net loss for the second quarter of 2020 included transaction-related expenses of $699,000 related to the previously announced merger termination with Synacor, Inc. on June 29, 2020. The transaction-related expenses represent an adjustment in the calculation of adjusted EBITDA (see Supplemental Financial Information below).

Adjusted EBITDA for the second quarter 2020 was $809,000, an improvement compared to adjusted EBITDA loss of $(1.4) million for the second quarter 2019.

Cash and cash equivalents totaled $9.9 million as of June 30, 2020, compared to $10.6 million as of December 31, 2019.

Six Month 2020 Financial Highlights
Revenue increased 25% to $15.6 million for the six months ended June 30, 2020 from $12.5 million for the six months ended June 30, 2019. The increase in revenue was primarily due to a large customer order received at the end of the first quarter 2020, which the customer identified as specifically driven by COVID-19.

Subscription, maintenance and support revenue decreased 9% for the six months ended June 30, 2020 to $8.8 million from $9.7 million for the six months ended June 30, 2019. The decrease in subscription, maintenance and support revenue was due to the recognition of large term license renewals in the first six months of 2019 that were absent in the comparable period of 2020.

Gross margin was 67.7% for the six months ended June 30, 2020 compared to 75.1% for the six months ended June 30, 2019. The gross margin percentage decrease was primarily due to a higher mix of appliance revenue, which generally carries lower margins compared to term license revenue. Additionally, the six months ended June 30, 2020 included outsourced professional services expenses for certain customer-specific projects, which negatively impacted services gross margin.

Net loss for the six months ended June 30, 2020 was $(3.4) million, or $(0.25) loss per basic share and $(0.27) loss per diluted share, an improvement compared to $(4.6) million, or $(0.47) loss per basic and diluted share, for the six months ended June 30, 2019. Net loss for the six months ended June 30, 2020 included transaction-related expenses of $1.5 million related to the merger termination with Synacor, Inc. The transaction-related expenses represent an adjustment in the calculation of adjusted EBITDA (see Supplemental Financial Information below).

Adjusted EBITDA loss was $(436,000), an improvement compared to adjusted EBITDA loss of $(1.2) million for the comparable 2019 period.

Business Outlook
Qumu provides revenue guidance based on current market conditions and management’s expectations, including the financial impact that COVID-19 is expected to have on economies and enterprises around the world. Based on the Company’s strong second quarter 2020 financial results and expanding pipeline of business, management currently expects revenue for 2020 to be approximately $29 million compared to $25.4 million in 2019, representing year-over-year growth of 14%. Management will continue to assess its revenue outlook for the second half of 2020 as more information becomes available on customer ordering trends and the economic disruption caused by COVID-19.
Conference Call
Qumu executive management will host a conference call today (July 28, 2020) at 4:30 p.m. Eastern time. A question and answer session will follow management’s prepared remarks.

U.S. Dial-In Number: +1.833.644.0679
International Dial-In Number: +1.918.922.6755

Investors can also access a webcast of the live conference call by linking through the Investor Relations section of the Qumu website at https://qumu.com/en/investor-relations/. The webcast will be archived on Qumu’s website for one year.

Non-GAAP Information
To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company uses adjusted EBITDA, a non-GAAP measure, which excludes certain items from net loss, a GAAP measure. Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, foreign currency gains and losses, other non-operating income and expenses, and transaction-related expenses.

The Company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the Company’s performance. The Company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the Company's results of operations from the same perspective as management and the Company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

See the attached Supplemental Financial Information for a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three and six months ended June 30, 2020 and 2019.

About Qumu
Qumu Corporation (Nasdaq: QUMU) is the leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. Backed by the most trusted and experienced team in the industry, the Qumu platform enables global organizations to drive employee engagement, increase access to video, and modernize the workplace by providing a more efficient and effective way to share knowledge.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.

Such forward-looking statements include, for example, statements about: the expected use and adoption of video in the enterprise, the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue and the demand for the Company’s products or software. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission.

The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Qumu assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.

Company Contact:
Dave Ristow
Chief Financial Officer
Qumu Corporation

Dave.Ristow@qumu.com
+1.612.638.9045

Investor Contact:
Matt Glover or Tom Colton
Gateway Investor Relations
QUMU@gatewayir.com
+1.949.574.3860

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Software licenses and appliances	$4,061	$689	$5,601	$1,694
Service	5,273	4,676	9,960	10,769
Total revenues	9,334	5,365	15,561	12,463
Cost of revenues:
Software licenses and appliances	1,477	336	2,125	647
Service	1,463	1,227	2,902	2,453
Total cost of revenues	2,940	1,563	5,027	3,100
Gross profit	6,394	3,802	10,534	9,363
Operating expenses:
Research and development	2,088	1,838	3,868	3,512
Sales and marketing	2,181	2,212	4,399	4,564
General and administrative	2,320	1,579	4,913	3,325
Amortization of purchased intangibles	163	201	327	419
Total operating expenses	6,752	5,830	13,507	11,820
Operating loss	(358)	(2,028)	(2,973)	(2,457)
Other income (expense):
Interest expense, net	(22)	(214)	(5)	(419)
Decrease in fair value of derivative liability	105	—	105	—
Increase in fair value of warrant liability	(434)	(1,436)	(398)	(1,725)
Other, net	(37)	66	(197)	35
Total other income (expense), net	(388)	(1,584)	(495)	(2,109)
Loss before income taxes	(746)	(3,612)	(3,468)	(4,566)
Income tax benefit	(54)	(11)	(104)	(15)
Net loss	$(692)	$(3,601)	$(3,364)	$(4,551)

Net loss per share – basic:
Net loss per share – basic	$(0.05)	$(0.37)	$(0.25)	$(0.47)
Weighted average shares outstanding – basic	13,534	9,861	13,543	9,775
Net loss per share – diluted:
Loss attributable to common shareholders	$(820)	$(3,601)	$(3,658)	$(4,551)
Net loss per share – diluted	$(0.06)	$(0.37)	$(0.27)	$(0.47)
Weighted average shares outstanding – diluted	13,538	9,861	13,573	9,775

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

Assets	June 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$9,887	$10,639
Receivables, net	8,224	4,586
Contract assets	948	1,089
Income taxes receivable	515	338
Prepaid expenses and other current assets	1,719	1,981
Total current assets	21,293	18,633
Property and equipment, net	464	596
Right of use assets – operating leases	1,490	1,746
Intangible assets, net	2,537	3,075
Goodwill	6,718	7,203
Deferred income taxes, non-current	12	21
Other assets, non-current	478	442
Total assets	$32,992	$31,716
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$3,744	$2,816
Accrued compensation	1,329	1,165
Deferred revenue	11,142	10,140
Operating lease liabilities	600	587
Financing obligations	203	157
Note payable	1,735	—
Derivative liability	35	—
Warrant liability	1,482	2,939
Total current liabilities	20,270	17,804
Long-term liabilities:
Deferred revenue, non-current	3,979	1,449
Income taxes payable, non-current	597	585
Operating lease liabilities, non-current	1,256	1,587
Financing obligations, non-current	39	83
Other liabilities, non-current	151	—
Total long-term liabilities	6,022	3,704
Total liabilities	26,292	21,508
Stockholders’ equity:
Common stock	135	136
Additional paid-in capital	78,416	78,061
Accumulated deficit	(68,492)	(65,128)
Accumulated other comprehensive loss	(3,359)	(2,861)
Total stockholders’ equity	6,700	10,208
Total liabilities and stockholders’ equity	$32,992	$31,716

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Six Months Ended June 30,
	2020	2019
Operating activities:
Net loss	$(3,364)	$(4,551)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	618	809
Stock-based compensation	409	425
Accretion of debt discount and issuance costs	20	263
Gain on lease modification	—	(21)
Decrease in fair value of derivative liability	(105)	—
Increase in fair value of warrant liability	398	1,725
Deferred income taxes	9	7
Changes in operating assets and liabilities:
Receivables	(3,685)	3,290
Contract assets	140	(1,010)
Income taxes receivable / payable	(184)	(15)
Prepaid expenses and other assets	394	586
Accounts payable and other accrued liabilities	1,030	(397)
Accrued compensation	177	(711)
Deferred revenue	3,709	(1,445)
Other non-current liabilities	151	(24)
Net cash used in operating activities	(283)	(1,069)
Investing activities:
Purchases of property and equipment	(29)	(43)
Net cash used in investing activities	(29)	(43)
Financing activities:
Proceeds from issuance of common stock under employee stock plans	—	42
Principal payments on financing obligations	(185)	(158)
Common stock repurchases to settle employee withholding liability	(54)	(53)
Net cash used in financing activities	(239)	(169)
Effect of exchange rate changes on cash	(201)	(6)
Net decrease in cash and cash equivalents	(752)	(1,287)
Cash and cash equivalents, beginning of period	10,639	8,636
Cash and cash equivalents, end of period	$9,887	$7,349

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Software licenses and appliances	$4,061	$689	$5,601	$1,694
Service
Subscription, maintenance and support	4,673	4,154	8,833	9,717
Professional services and other	600	522	1,127	1,052
Total service	5,273	4,676	9,960	10,769
Total revenue	$9,334	$5,365	$15,561	$12,463

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(692)	$(3,601)	$(3,364)	$(4,551)
Interest expense, net	22	214	5	419
Income tax benefit	(54)	(11)	(104)	(15)
Depreciation and amortization expense:
Depreciation and amortization in operating expenses	73	86	151	159
Total depreciation and amortization expense	73	86	151	159
Amortization of intangibles included in cost of revenues	68	114	140	231
Amortization of intangibles included in operating expenses	163	201	327	419
Total amortization of intangibles expense	231	315	467	650
Total depreciation and amortization expense	304	401	618	809
EBITDA	(420)	(2,997)	(2,845)	(3,338)
Decrease in fair value of derivative liability	(105)	—	(105)	—
Increase in fair value of warrant liability	434	1,436	398	1,725
Other income (expense), net	37	(66)	197	(35)
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	5	6	10	14
Stock-based compensation included in operating expenses	159	188	399	411
Total stock-based compensation expense	164	194	409	425
Transaction-related expenses	699	—	1,510	—
Adjusted EBITDA	$809	$(1,433)	$(436)	$(1,223)